UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Iggys House, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-2693369
(State of incorporation or organization)	(IRS Employer Identification No.)

One South Wacker Drive, Suite 1900, Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Units, each consisting of one share of common stock of registrant, one Class A warrant, and one Class B warrant	NASDAQ Capital Market
Class A warrants, each to purchase one share of common stock of registrant	NASDAQ Capital Market
Class B warrants, each to purchase one share of common stock of registrant	NASDAQ Capital Market

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:   333-145275

Securities to be registered pursuant to Section 12(g) of the Act:  None

Item 1. Description of Registrant’s Securities to be Registered.

             The description of the securities of Iggys House, Inc. (the “Company”) contained under the heading “Description of Capital Stock” in the Company’s Registration Statement of Form S-1 (Registration No. 333-145275), initially filed with the Securities and Exchange Commission on August 9, 2007, and as amended from time to time thereafter, as well as in any prospectus or prospectus supplement that constitutes a part thereof and is filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is hereby incorporated herein by reference.

Item 2. Exhibits.

             Not Applicable.

SIGNATURE

             Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: November 28, 2007

IGGYS HOUSE, INC.

	By:	/s/ Joseph A. Barr
	Name:	Joseph A. Barr
	Its:	President and Chief Financial Officer